UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 24, 2022

PURE HARVEST CORPORATE GROUP, INC.

(Name of registrant as specified in its charter)

Colorado	333-212055	71-0942431
State of Incorporation	Commission File Number	IRS Employer Identification No.

7400 E. Crestline Circle, #130

Greenwood Village, CO 80111

Address of principal executive offices

(800) 924-3716

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 8.01 Other Items

ITEM 7.01 Regulation FD

On March 24, 2022, Pure Harvest Corporate Group, Inc. (the Company”) entered into a non-binding letter of intent with a Colorado cannabis business (the “LOI”) and multi-state operator to acquire a majority interest in the businesses operating assets in exchange for a majority of shares of the company’s restricted common stock (the “Transaction”). Also on this date, the Company discussed the contemplated Transaction with prospective investors.

The final terms of the Transaction are subject to the Company’s (i) due diligence, (ii) further negotiation and (iii) Board and shareholder approvals. Under the terms of the LOI, the definitive agreements memorializing the Transaction are to be executed within one hundred twenty days (120) of the effective date of the LOI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 28, 2022

PURE HARVEST CORPORATE GROUP, INC.

By:	/s/ Matthew Gregarek
Matthew Gregarek
Chief Executive Officer